September __, 1996




Lehman Structured Securities Corp.
200 Vesey Street
New York, New York  10285

          Re: Commercial Mortgage Pass-Through Certificates, Series 1996-1

Gentlemen:

          We have acted as your counsel in connection with the Registration Statement (File No. 333-10027) and the amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on August 12, 1996, pursuant to the Securities Act of 1933, as amended. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

          In rendering the opinion set forth below, we have examined and relied upon the following: (1) the Registration Statement and the Prospectus constituting a part thereof, each substantially in the form being filed with the Commission; (2) the form of the Trust Agreement, substantially in the form being filed with the Commission; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. The opinion set forth below assumes that the foregoing documents and materials are not changed materially prior to execution and that the Trust Agreement is performed in accordance with its terms.

          As counsel to Lehman Structured Securities Corp. ("Lehman"), we have advised Lehman with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to our firm under the heading "Certain Federal Income Tax Consequences" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          s/s Cadwalader, Wickersham & Taft
                                          Cadwalader, Wickersham & Taft